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                                                                    Exhibit 10.8




                           THE COOPER COMPANIES, INC.

                          2001 LONG TERM INCENTIVE PLAN















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                           THE COOPER COMPANIES, INC.
                          2001 LONG TERM INCENTIVE PLAN

                                TABLE OF CONTENTS


SECTION 1.   Purpose; Definitions..........................................   1
SECTION 2.   Administration................................................   2
SECTION 3.   Stock Subject to Plan.........................................   3
SECTION 4.   Eligibility...................................................   4
SECTION 5.   Stock Options.................................................   4
SECTION 6.   Stock Appreciation Rights.....................................   6
SECTION 7.   Restricted Stock..............................................   7
SECTION 8.   Deferred Stock................................................   8
SECTION 9.   Stock Purchase Rights.........................................   8
SECTION 10.  Long Term Performance Awards..................................   9
SECTION 11.  Phantom Stock Units...........................................  10
SECTION 12.  Amendments And Termination....................................  10
SECTION 13.  Unfunded Status of Plan.......................................  11
SECTION 14.  General Provisions............................................  11
SECTION 15.  Effective Date of Plan........................................  12
SECTION 16.  Term of Plan..................................................  12
SECTION 17.  Certain Stock Options for United Kingdom Employees............  12
Schedule A

                           THE COOPER COMPANIES, INC.
                          2001 LONG TERM INCENTIVE PLAN

     SECTION 1. PURPOSE; DEFINITIONS.

     The purpose of The Cooper Companies, Inc. 2001 Long Term Incentive Plan (the 'Plan') is to enable the Company to attract, retain and reward key employees and consultants to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees, consultants and the Company's stockholders, by offering such key employees and consultants performance-based incentive equity interests in the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) 'Affiliate' means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     (b) 'Board' means the Board of Directors of the Company.

     (c) 'Book Value' means, as of any given date, on a per share basis (i) the Stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by
(ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

     (d) 'Code' means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (e) 'Committee' shall mean the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 2 of the Plan, such committee.

     (f) 'Company' means The Cooper Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (g) 'Deferred Stock' or 'Deferred Stock Award' means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

     (h) 'Disability' means disability as determined under procedures established by the Committee for purposes of this Plan.

     (i) 'Early Retirement' means retirement with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from consulting or active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

     (j) 'Fair Market Value' means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Stock on the New York Stock Exchange as reported in the Wall Street Journal or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

     (k) 'Grant' means an instrument or agreement evidencing an option, SAR, etc granted hereunder, which may, but need not be, acknowledged by the recipient thereof.

     (l) 'Incentive Stock Option' or `ISO' means any Stock Option intended to be and designated as an 'Incentive Stock Option' within the meaning of Section 422 of the Code.

     (m) 'Long Term Performance Award' means an award under Section 10 below that is valued in whole or in part based on the achievement of Company, Subsidiary, Affiliate, or individual performance factors or criteria as the Committee may deem appropriate.

     (n) 'Non-Employee Director' shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

     (o) 'Non-Qualified Stock Option' or `NQSO' means any Stock Option that is not an Incentive Stock Option.

     (p) 'Normal Retirement' means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate on or after age 65.


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     (q) 'Phantom Stock Unit' means a right, pursuant to an award granted under
Section II and subject to the provisions thereof, to receive from the Company cash in an amount equal to the Fair Market Value of a share of Stock.

     (r) 'Plan' means this 2001 Long Term Incentive Plan, as hereinafter amended from time to time.

     (s) 'Restricted Stock' means an award of shares of Stock that is subject to restrictions under Section 7 below.

     (t) 'Retirement' means Normal or Early Retirement.

     (u) 'Stock' means the Common Stock, $0.10 par value per share, of the Company.

     (v) 'Stock Appreciation Right' or `SAR' means the right pursuant to an award granted under Section 6 below to (a) surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in any combination of cash or Common Stock equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof) or (b) to receive from the Company an amount of cash based upon the excess, if any, of the Fair Market Value of a number of shares of Stock specified in such award at the time of exercise of the right over the Fair Market Value of such number of shares of Stock on the date the right was granted.

     (w) 'Stock Option' or 'Option' means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

     (x) 'Stock Purchase Right' means the right to purchase Stock pursuant to
Section 9.

     (y) 'Subsidiary' means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50%, or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     In addition, the term 'Cause' shall have the meaning set forth in Section 5(i) below.

     SECTION 2. ADMINISTRATION.

     The Plan shall be administered by the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a 'Non-Employee Director' of the Company as defined in Rule 16b-3 and an 'outside director' for purposes of Section 162(m) of the Code. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board.

     The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, consultants and other key employees eligible under
Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights, (vi) Long Term Performance Awards and/or (vii) Phantom Stock Units.

     In particular, the Committee shall have the authority:

             (i) to select the officers, consultants and other key employees of the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, Long Term Performance Awards and/or Phantom Stock Units may from time to time be granted hereunder;

             (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, Long Term Performance Awards and/or Phantom Stock Units, or any combination thereof, are to be granted hereunder to one or more eligible employees;

             (iii) to determine the number of shares, if applicable, to be covered by each such award granted hereunder;

             (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);


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             (v) to determine whether and under what circumstances a Stock
    Option may be settled in cash, Restricted Stock and/or Deferred Stock under
    Section 5(k) or (1), as applicable, instead of Stock;

             (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis a vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

             (vii) to determine whether, to what extent and under what circumstances Stock and other amounts, payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

             (viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights.

             (ix) to interpret the Plan and remedy any inconsistencies and ambiguities herein and between any agreement evidencing an award thereunder.

    The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

    All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

    SECTION 3. STOCK SUBJECT TO PLAN.

    The total number of shares of Stock reserved and available for distribution pursuant to stock options or other awards relating to Stock made under the Plan shall be 700,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares with respect to which an employee may be granted options under this Plan during any fiscal year is 250,000.

    Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long Term Performance Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

    In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of Phantom Stock Units, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. In addition, the Committee, in its sole discretion, shall determine the amount of cash to which the recipient of a Stock Appreciation Right not associated with an Option shall be entitled upon exercise so that there will be no increase or decrease in the cash to which the recipient shall be entitled upon exercise by reason of such event. In addition, in the event of any merger or other corporate transaction or event which results in shares of Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, Long Term Performance Award or Phantom Stock Unit Award shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, Long Term Performance Award or Phantom Stock Unit Award had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, Long Term Performance Award or Phantom Stock Unit Award (including any such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, Long Term Performance Award or Phantom Stock Unit Award which, under the terms of such merger or other corporate transaction or event, would have no cash value) shall be cancelled.


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    SECTION 4. ELIGIBILITY.

    Officers, consultants and other key employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

    SECTION 5. STOCK OPTIONS.

    Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

    The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however that Incentive Stock Options shall only be granted to an individual who, at the time of grant, is an employee of the Company or a Subsidiary.

    Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 85% of Fair Market Value as determined by the Committee; provided, however, that in the case of an Incentive Stock Option, the option price shall not be less than 100% of Fair Market Value as of the date of grant.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in Section 5(f), (g) and (h), unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

                  (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an award (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, any Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

         No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 15(a).

                  (e) Transferability of Options. Except as otherwise determined by the Committee in its sole discretion and set forth in the applicable Stock Option agreement, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee; provided, however, NQSOs held by a participant may be transferred to such family members or family trusts as the Committee in its sole discretion shall approve, unless otherwise restricted from such transfer under the terms of the Grant.


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                  (f) Termination by Death. Subject to Section 5(j), if an
    optionee's employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee's employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be, determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

                  (i) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by or consultancy with the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the Company and any Subsidiary or Affiliate without Cause. For purposes of this Plan, 'Cause' means the conviction of, or plea of nolo contendere to a felony by the participant, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

                  (j) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
    Section 422.

                  To the extent required for 'incentive stock option' status under Section 422(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) after 1986 shall not exceed $100,000. If the aggregate Fair Market Value exceeds $100,000, then those options in excess of $100,000 will not be treated as ISOs. Those shares not treated as ISOs will be taxed at ordinary income rates on exercise. If Section 422 is hereafter amended to delete the requirement now in Section 422(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(b)(7), then this paragraph of Section 5(j) shall no longer be operative.


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

                  (k) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                  (l) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

                  (m) 10% Stockholders. No Incentive Stock Option may be granted under this Plan to any employee who, at the time the Incentive Stock Option is granted, owns, or is considered as owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or a parent corporation (within the meaning of Section 424 of the Code) unless the option price under such Option is at one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Option is granted and the duration of such Option is no more than five (5) years.

    SECTION 6. STOCK APPRECIATION RIGHTS.

    (a) Grant and Exercise. Stock Appreciation Rights may be granted separately or in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

    A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares, covered by a related Stock Option.

    A Stock Appreciation Right may be exercised by a recipient, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the recipient shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

    (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights awarded with no associated Stock Option shall be exercisable in accordance with their terms and Stock Appreciation Rights granted in association with Stock Options shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan. The exercise of Stock Appreciation Rights held by recipients who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder, to the extent applicable.

                  (ii) Upon the exercise of a Stock Appreciation Right granted in association with a Stock Option, a recipient shall be entitled to receive an amount in cash and/or shares of Stock, as the Committee in its sole discretion shall determine, equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the associated Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. Upon the exercise of a Stock Appreciation Right awarded with no associated Stock Option, a recipient shall be entitled to receive an amount in cash equal in value to the excess, if any, of the Fair Market Value of a number of shares of Stock specified in the award at the date of exercise of the Stock Appreciation Right over the Fair Market Value of such number of shares of Stock at the date of grant of the Stock Appreciation Right. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash to a recipient subject to Section 16(b) of the Exchange Act, such amount shall be calculated on the basis of the closing price, regular way, of the stock on the New York Stock Exchange during the applicable period referred to in Rule 16b-3(e) under the Exchange Act to the extent applicable.

                  (iii) Stock Appreciation Rights shall not be transferable by the recipient thereof otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the recipient's lifetime, only by the recipient.


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                  (iv) Upon the exercise of a Stock Appreciation Right, any
    Stock Option or part thereof to which such Stock Appreciation Right is associated shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

    SECTION 7. RESTRICTED STOCK.

    (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

    The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

    The provisions of Restricted Stock awards need not be the same with respect to each recipient.

    (b) Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. Each award shall be subject to the following terms and conditions:

                  (i) The purchase price for shares of Restricted Stock shall be equal to or greater than their par value.

                  (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award agreement and paying whatever price is required under Section 7(b)(i).

                  (iii) Each participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                  (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions, if any, thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the 'Restriction Period'), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock to the extent shares are available under
    Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

                  (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Restricted Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price the participant paid with respect to such Restricted Stock.

                  (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

    SECTION 8. DEFERRED STOCK.

    (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the 'Deferral Period') during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

    The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

    The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

    (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be issued and delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock Award.

                  (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

                  (iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant's employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Deferred Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price, if any, the participant paid with respect to such Deferred Stock.

                  (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such award.

                  (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the 'Elective Deferral Period'), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the Deferral Period for such Deferred Stock Award (or such installment).

                  (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

                  (vii) A recipient of a Deferred Stock Award shall have no rights as a stockholder with respect to any shares covered by his Deferred Stock Award until the issuance of a stock certificate for such shares.

    SECTION 9. STOCK PURCHASE RIGHTS.

    (a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

                  (i) at its Fair Market Value on the date of grant;

                  (ii) at 50% of such Fair Market Value on such date;

                  (iii) at an amount equal to Book Value on such date; or

                  (iv) at an amount equal to the par value of such Stock on such date.

    However, no share of Stock shall be sold at less than its par value. The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

    The terms of Stock Purchase Rights Awards need not be the same with respect to each participant. Each Stock Purchase Right Award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights agreement.

    (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed 90 days.

    (c) Loans. If the Committee so determines, the Company shall make or arrange for a loan to a participant with respect to the exercise of Stock Purchase Rights. The Committee shall have full authority to decide whether such a loan should be made and to determine the amount, term and other provisions of any such loan, including the interest rate to be charged, whether the loan is to be with or without recourse against the borrower, the security, if any, therefor, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall have a term (including extensions) exceeding ten years in duration or be in an amount exceeding 90%, of the total purchase price paid by the borrower.

    SECTION 10. LONG TERM PERFORMANCE AWARDS.

    (a) Administration. Long Term Performance Awards may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the 'Performance Period') for each Long Term Performance Award, which shall be at least two years (subject to Section 11), and shall determine the performance objectives to be used in the valuation of Long Term Performance Awards and determining the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary, from participant to participant and between groups of participants and shall be based upon such Company, Subsidiary, Affiliate or individual performance factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

    At the beginning of each Performance Period, the Committee shall determine for each Long Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Stock (including Deferred or Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long Term Performance Award are met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.

    (b) Adjustment of Awards. The Committee may adjust the performance goals and measurements applicable to the Long Term Performance Awards to take into account changes in law and accounting and tax rules and to make such Adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

    (c) Termination. Unless otherwise provided in the applicable Long Term Performance Award agreement, if a participant terminates employment or his consultancy during a Performance Period because of death, Disability or Retirement, such participant shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable Performance
Period:

                  (i) based, to the extent relevant under the terms of the award, upon the participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the Company or any applicable business unit for the entire Performance Period, and

                  (ii) prorated for the portion of the Performance Period during which the Participant was employed by the Company, a subsidiary or affiliate,

all as determined by the Committee. The Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

    Except as otherwise provided in the applicable Long Term Performance Award agreement, if a participant terminates employment or his consultancy during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long Term Performance Award subject to such Performance Period, unless the Committee shall otherwise determine.

    (d) Form of Payment. The earned portion of a Long Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock or Deferred Stock, or a combination thereof, either in a lump sum payment or in annual installments, all as the Committee shall determine. If and to the extent a Long Term Performance Award is payable in Stock and the full amount therefor is not paid in Stock, then the shares of Stock representing the portion of the value of the Long Term Performance Award not paid in Stock shall again become available for award under the Plan.

    SECTION 11. PHANTOM STOCK UNITS.

    (a) Administration. Phantom Stock Units may be awarded alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Phantom Stock Units shall be awarded, the number of Phantom Stock Units to be awarded to any person and the terms and conditions of the award in addition to those set forth in Section 11(b).

    The Committee may condition the grant of Phantom Stock Units upon the attainment of specified performance goals or such other factors or criteria as the Committee in its sole discretion, shall determine.

    The provisions of Phantom Stock Unit Awards need not be the same with respect to each recipient.

    (b) Terms and Conditions. The Phantom Stock Units awarded pursuant to this
Section 11 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of the Plan, Phantom Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered.

                  (ii) Unless otherwise determined by the Committee at grant, amounts equal to cash dividends, or the Fair Market Value of Stock dividends declared and paid with respect to the number of shares of Stock equal to the number of Phantom Stock Units previously granted to a recipient but not yet surrendered as provided in clause (iii) below will be paid to the recipient currently or reinvested, at the sole discretion of the Committee, in an additional number of Phantom Stock Units, which number shall be determined by dividing the amount of such cash dividends, or the Fair Market Value of such Stock dividends, by the Fair Market Value of a share of Stock on the date the dividends were declared, provided that fractional Phantom Stock Units shall be paid in cash.

                  (iii) A recipient shall be entitled to surrender to the Company Phantom Stock Units granted to him, such surrender to be upon any date or dates or during any period specified by the Committee, in its sole discretion, in the award and upon such other terms and conditions as the Committee, in its sole discretion, shall specify in such award. Upon such surrender the Company shall deliver to the recipient cash in an amount equal to the Fair Market Value of a share of Stock on the date of surrender multiplied by the number of Phantom Stock Units so surrendered.

                  (iv) Subject to the provisions of the award and this Section 11, upon termination of a recipient's employment or consultancy with the Company and any Subsidiary or Affiliate for any reason, all Phantom Stock Units previously granted to the recipient that have not vested will vest, or be forfeited, in accordance with the terms and conditions of the award established by the Committee at or after grant.

                  (v) Subject to the provisions of the award and this Section 11, if termination of a recipient's employment or consultancy with the Company and any Subsidiary or Affiliate is by reason of death, Early Retirement, Normal Retirement or Disability, the recipient or the representatives of his estate shall have the privilege of surrendering for cash the recipient's Phantom Stock Units which the recipient or the deceased could have surrendered at the time of his Early Retirement, Normal Retirement, Disability or death, provided that such surrender must occur prior to the expiration of the surrender period and within six months after the recipient's Early Retirement, Normal Retirement, Disability or death.

    SECTION 12. AMENDMENTS AND TERMINATION.

    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right),

Restricted or Deferred Stock Award, Stock Purchase Right, Phantom Stock Unit Award, or Long Term Performance Award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would:

                  (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

                  (b) change the employees or class of employees eligible to participate in the Plan; or

                  (c) extend the maximum option period under Section 5(b) of the Plan.

    The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices. Except for adjustments permitted under Section 3 of the Plan, there will be no repricing of "underwater" stock options (stock options whose exercise price is greater than market price) without first obtaining stockholder approval.

    Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

    SECTION 13. UNFUNDED STATUS OF PLAN.

    The Plan is intended to constitute an 'unfunded' plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the 'unfunded' status of the Plan.

    SECTION 14. GENERAL PROVISIONS.

    (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

    The Committee may condition the exercise of an Option or the issuance and delivery of Stock upon the listing, registration or qualification of the Stock upon a securities exchange or under applicable securities laws.

    All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    (c) The making of an award under this Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

    (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

    (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards other than Phantom Stock Units) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards other than Phantom Stock Units).

    (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

    SECTION 15. EFFECTIVE DATE OF PLAN.

    The Plan shall be effective as of January 1, 2001; subject to the approval of the Plan by the holders of a majority of the shares of the Company's Common Stock at the next annual stockholders' meeting in 2001. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders. Notwithstanding any other provision of the Plan to the contrary, no Option, Stock Appreciation Right or Stock Purchase Right may be exercised and no Restricted or Deferred Stock or Long Term Performance Award shall become vested until such approval.

    SECTION 16. TERM OF PLAN.

    No Stock Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Stock Purchase Right, Other Stock-Based Award, Phantom Stock Unit Award or Long Term Performance Award shall be granted pursuant to the Plan on or after December 31, 2004, but awards granted prior to such date may extend beyond that date.

    SECTION 17. CERTAIN STOCK OPTIONS FOR UNITED KINGDOM EMPLOYEES

    Stock Options granted under Section 5 which are Non-Qualified Stock Options may be granted subject to the terms and conditions of Schedule A hereto. Such Non-Qualified Stock Options shall be subject to the terms and conditions of the Plan, including Section 5.

                                                                      SCHEDULE A

                           THE COOPER COMPANIES, INC.
                          2001 LONG TERM INCENTIVE PLAN
               CERTAIN STOCK OPTIONS FOR UNITED KINGDOM EMPLOYEES

    (Providing for the grant of Non-Qualified Stock Options which it is intended shall satisfy the requirements of the UK Inland Revenue pursuant to Schedule 9 of the UK Income and Corporation Taxes Act 1988 (the 'Taxes Act')).

    Non-Qualified Stock Options may be granted pursuant to this Schedule A in accordance with such provisions as would be applicable if the provisions of the Cooper Companies, Inc. 2001 Long Term Incentive Plan (the 'Plan') relating to Stock Options were here set out in full (provided that such stock options shall not be granted to an individual in conjunction with any other form of award under the Plan and that Sections 6, 7, 8, 9, 10, and 11 shall not apply to this Schedule A), subject to the following modifications:

    SECTION A1. ELIGIBILITY.

    Non-Qualified Stock Options may only be granted under this Schedule A to individuals who are directors or employees of the Company and its subsidiaries (and for this purpose a subsidiary shall mean any company of which the Company has control as defined in section 840 of the Taxes Act) and who are not ineligible to participate in accordance with the provisions of paragraph 8 of
Schedule 9 to the Taxes Act and, if a director, is required to work in that capacity for the Company and/or any such subsidiary for at least 25 hours per week, excluding meal breaks.

    SECTION A2. STOCK SUBJECT TO THE PLAN.

    (a) Non-Qualified Stock Options granted under this Schedule A may only be made and may only be exercised in respect of Stock which satisfies the requirements of paragraphs 10-14 of Schedule 9 to the Taxes Act.

    (b) Only in the event of any reorganization, consolidation, recapitalization, Stock dividend, Stock split or other variation of the Company's Stock, may an adjustment be made under Section 3 of the Plan to the amount of Stock which is the subject of Non-Qualified Stock Options granted under this Schedule A and the option price payable in respect thereof and then only with the prior approval of the UK Inland Revenue and in such manner as the auditors of the Company confirm in writing to be fair and reasonable.

    SECTION A3. STOCK OPTIONS.

    (a) Non-Qualified Stock Options may only be granted pursuant to this Schedule A at an option price which is not less than 100% of Fair Market Value as of the date of grant provided that if no sale of Stock occurs on the New York Stock Exchange on such date the option price shall not be less than the Fair Market Value of the Stock as determined in accordance with Part VIII of the UK Taxation of Chargeable Gains Act 1992 and agreed on or before that date for the purposes of this Schedule A with the UK Inland Revenue Shares Valuation Division.

    (b) No Non-Qualified Stock Options may be granted to an employee or director which will result in the aggregate option price for all the Stock comprised in outstanding Non-Qualified Stock Options granted to him under this Schedule A together with the aggregate option price of all Stock comprised in outstanding Non-Qualified Stock Options granted to him under any other stock option scheme established by the Company, or any associated company (as defined in Section 416 of the Taxes Act), approved under Schedule 9 to the Taxes Act (except under any savings-related stock option scheme) exceeding 30,000 UK pounds sterling (converting, for this purpose the option price into pounds sterling using the exchange rate applicable on the date of grant of such option) or such other amount as is for the time being specified as being the appropriate limit for the purposes of paragraph 28(1) of Schedule 9 to the Taxes Act. For the avoidance of doubt, the limit set out in Section 5(j) of the Plan applying to Incentive Stock Options shall not apply to Non-Qualified Stock Options granted under this Schedule A.

    (c) The conditions attaching to Non-Qualified Stock Options granted under this Schedule A shall be determined at grant and may not be determined following the grant of such option.

    (d) In the event of the optionee's death a Non-Qualified Stock Option granted pursuant to this Schedule A must be exercised within twelve months of the optionee's death whereupon, to the extent it has not been exercised, such option shall lapse.

    (e) No Non-Qualified Stock Option granted under this Schedule A may be exercised at any time if the holder of such option is precluded from participating under this Schedule A by paragraph 8 of Schedule 9 to the Taxes Act.

    (f) Sections 5(k), (l) and for the avoidance of doubt 5(m) and Section 12(iv) of the Plan shall not apply to Non-Qualified Stock Options granted under this Schedule A. Payments for Non-Qualified Stock Options granted under this Schedule A may not be made in the form of Restricted Stock.

    (g) Within 30 days of the receipt of a written notice (in the form prescribed by the Company) duly signed by the optionee together with their option certificate and the full purchase price of the Stock being acquired pursuant to the exercise of their option the Company shall procure that the optionee acquires the Stock in respect of which the option has been validly exercised by (i) allotting Stock to the optionee; or (ii) procuring the transfer of Stock to the optionee and shall issue a definitive certificate for the Stock acquired pursuant to the exercise of the option.

    (h) Stock issued pursuant to this Schedule A shall rank pari passu with the issued Stock and the Company shall at all times keep available sufficient Stock to satisfy the exercise of, to the full extent possible, all options granted pursuant to this Schedule A which have neither lapsed nor become fully exercisable.

    SECTION A4. AMENDMENTS AND TERMINATION.

    For the purposes of this Schedule A no amendments to this Schedule A (including any provision of the Plan which is incorporated within this Schedule
A) pursuant to Section 12 shall have effect until the approval of the UK Inland Revenue has been obtained in respect thereof. This Section A4. shall not however restrict the general power of the Board of Directors to amend the Plan where the amendment will not apply to this Schedule A.